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                                                                      Exhibit 11

                        Earnings Per Share Computations
                 (thousands of dollars, except per share data)

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                                                              For the Three Months         For the Six Months
                                                                 Ended June 30,              Ended June 30,
                                                               1997          1996          1997          1996
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PRIMARY EARNINGS PER SHARE
Earnings available for common shares and common stock
  equivalent shares deemed to have a dilutive effect:
  Earnings from operations...........................     $    12,233         11,661          24,381       23,227
  Provision for cash dividends on preferred
    stock (Series B).................................             --          (1,061)                      (2,121)
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Net earnings available for common shares and
  common stock equivalent shares deemed to have
  a dilutive effect..................................     $    12,233         10,600          24,381       21,106
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Primary earnings per share...........................     $      0.93           0.80            1.80         1.56
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SHARES USED IN COMPUTATION
Weighted average common shares outstanding
  (net of treasury shares)...........................      13,029,829     13,147,457      13,352,949   13,332,060
Common stock equivalents.............................         179,943        181,074         184,368      182,736
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Total common shares and common stock equivalent
  shares deemed to have a dilutive effect............      13,209,772     13,328,531      13,537,317   13,514,796
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FULLY DILUTED EARNINGS PER SHARE
Net earnings available for common shares and
  common stock equivalent shares deemed to have
  a dilutive effect..................................     $    12,233         11,661          24,381       23,227
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Fully diluted earnings per share.....................     $      0.92           0.76            1.79         1.50
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SHARES USED IN COMPUTATION
Total common shares and common stock equivalent
  shares deemed to have a dilutive effect............      13,209,772     13,328,531      13,537,317   13,514,796
Additional potentially dilutive securities
  (equivalent in common stock):
    Convertible preferrred stock (Series B)..........            --        1,959,268          61,994    1,959,268
    Stock options....................................          18,239            827          38,910        1,153
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      Total..........................................      13,228,011     15,288,626      13,638,221   15,475,217
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SUMMARY OF CASH DIVIDENDS DECLARED PER SHARE
Preferred-Series B...................................     $      --              .42            --            .84
Common...............................................             .34            .30             .68          .60
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